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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)
                                        October 27, 2003 (October 27, 2003)



                         RTI INTERNATIONAL METALS, INC.
             (Exact name of registrant as specified in its charter)



     Ohio                        001-14437                      52-2115953
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                               1000 Warren Avenue
                                     Niles, OH                         44446
                     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (330) 544-7700

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ITEM 5.  RTI International Metals Announces Work Stoppage at Ohio Plant


         NILES, Ohio--(BUSINESS WIRE)--Oct. 27, 2003--RTI International Metals, Inc., (NYSE:RTI) announced today that 361 production and clerical employees at the Niles, Ohio plant of its titanium mill subsidiary, RMI Titanium Company, have rejected a new contract. The employees are represented by the United Steelworkers of America. Operations at the plant are being conducted by nonrepresented employees.

         In making the announcement, David Z. Paull, Vice President - Administration said, "We regret that the union has rejected the Company's final offer. The Company is offering a contract consistent with the competitive nature of titanium markets. We hope they will come to agree and accept our offer. In the meantime, we will ensure that our customers are not adversely affected."

         RTI International Metals, headquartered in Niles, Ohio, through its various subsidiaries, manufactures and distributes titanium and specialty metal mill products and extruded shapes, as well as engineered systems for energy-related markets and environmental engineering services. The Company's products are used for aerospace, defense, energy, chemical and consumer applications for customers around the world.

         CONTACT: RTI International Metals, Inc.
                  Richard E. Leone, 330-544-7622
                  www.rti-intl.com


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              RTI INTERNATIONAL MEETALS, INC.



                                              /s/ Dawne S. Hickton

                                              Dawne S. Hickton
                                              Vice President and General Counsel


Date:    October 27, 2003
         Niles, Ohio